NEWS RELEASE

EVEREST RE GROUP, LTD.

Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Everest Re Group Reports Full Year and Fourth Quarter 2019 Results

2019 Net Income of over $1 billion with a 12% Return on Equity

HAMILTON, Bermuda--(BUSINESS WIRE) – February 10, 2020 – Everest Re Group, Ltd. (“Everest” or the “Company”) today reported that for the full year ended December 31, 2019, net income was $1,009.5 million, or $24.70 per diluted common share, compared to net income of $89.0 million, or $2.17 per diluted common share, for the year ended December 31, 2018. After-tax operating income¹ for the year was $872.4 million, or $21.34 per diluted common share, compared to after-tax operating income¹ of $190.7 million, or $4.65 per diluted common share, for the same period in 2018.

For the fourth quarter 2019, the Company reported net income of $217.6 million, or $5.32 per diluted common share, compared to a net loss of $385.3 million, or ($9.58) per common share for the fourth quarter of 2018. After-tax operating income¹ was $130.8 million, or $3.20 per diluted common share, for the fourth quarter of 2019, compared to an after-tax operating loss of $236.9 million, or ($5.89) per common share, for the same period last year.

Commenting on the Company’s results, President and Chief Executive Officer, Juan C. Andrade said, “For the full year 2019, Everest produced net income of over $1 billion, the best result since 2014. On an ROE basis, this equates to a 12% return on average equity. These numbers speak to the strength and diversification of our business, and the strength of our underwriting and investment operations. Everest has a great franchise, a well-diversified platform and top talent.  We are well positioned for the future.”

Operating highlights for the full year 2019 included the following:

•          Gross written premiums for the year were $9.1 billion, an increase of 8% compared to 2018. Reinsurance premiums were up 2% to $6.4 billion with growth in treaty casualty more than offsetting reductions to treaty property premium and reinstatement premiums.  Insurance premiums were up 23% to $2.8 billion, with balanced growth being generated across all major business lines.

•          The combined ratio was 95.5% for the year, compared to 108.8% for 2018. Excluding catastrophe losses, reinstatement premiums and the favorable prior period loss development, the attritional combined ratio was 88.4% for the year, compared to 87.0% for 2018.

•          Catastrophe losses, net of reinsurance and reinstatement premiums, amounted to $550.0 million in the year, primarily related to losses from Hurricane Dorian of $166.4 million and losses from Japanese Typhoons Faxai and Hagibis in the amount of $113.3 million and $190.0 million, respectively.

•          Prior year reserve development for 2019 was reported in the amount of $93.6 million favorable, equal to 1.3 loss ratio points.

•          Net investment income amounted to $647.1 million for the year, an increase of 11%, including limited partnership income in the amount of $105.8 million.

•          Net after-tax realized gains amounted to $150.8 million for the year, while net after-tax unrealized capital gains were $483.8 million.

•          Cash flow from operations was $1.9 billion for the full year 2019, compared to $610.1 million for 2018.

•          During 2019, the Company repurchased 114,633 shares at a total cost of $24.6 million. The repurchases were made pursuant to a share repurchase authorization, provided by the Company’s Board of Directors, under which there remains 1.3 million shares available.

Operating highlights for the fourth quarter of 2019 included the following:

•          Gross written premiums for the quarter were $2.4 billion, an increase of 7% compared to the fourth quarter of 2018. Reinsurance premiums, excluding the impact of reinstatement premiums, increased 4%, mainly due to growth in treaty casualty. Insurance premiums were up 30% to $758.7 million, with balanced growth being generated across all major business lines.

•          The combined ratio was 101.5% for the quarter, compared to 134.1% for the same period during 2018. Excluding catastrophe losses, reinstatement premiums and the favorable prior period loss development, the attritional combined ratio was 90.3% for the quarter, compared to 90.4% for the fourth quarter of 2018.

•          Catastrophe losses, net of reinsurance and reinstatement premiums, amounted to $215.0 million in the quarter, primarily related to losses from Japanese Typhoon Hagibis in the amount of $190.0 million and Tornadoes in Dallas, Texas in the amount of $25.0 million.

•          Prior year development for the quarter was reported in the amount of $19.2 million favorable, equal to 1.0 loss ratio point.

•          Net investment income amounted to $146.1 million for the quarter including limited partnership income in the amount of $5.5 million.

•          Net after-tax realized gains amounted to $61.1 million for the quarter, while net after-tax unrealized capital losses were $36.6 million.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws.  These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Everest Re Group, Ltd.

Everest Re Group, Ltd. (“Everest”) is a leading global provider of reinsurance and insurance, operating for more than 40 years through subsidiaries in the U.S., Europe, Bermuda and other territories.

Everest offers property, casualty, and specialty products through its various operating affiliates located in key markets around the world.

Everest common stock (NYSE:RE) is a component of the S&P 500 index.

A conference call discussing the fourth quarter results will be held at 10:30 a.m. Eastern Time on February 11, 2020. The call will be available on the Internet through the Company’s web site at everestre.com/investors  or at www.streetevents.com.

Additional information about Everest, our people, and our products can be found on our website at www.everestre.com.  All issuing companies may not do business in all jurisdictions.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results.  The supplemental information is located at www.everestre.com  in the “Financial Reports” section of the “Investor Center”.  The supplemental financial information may also be obtained by contacting the Company directly.

_____________________________

1 The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses), after-tax net foreign exchange income (expense), and the tax charge related  to the enactment of the Tax Cuts and Jobs Act of 2017 (TCJA), as the following reconciliation displays:

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,

(Dollars in thousands, except per share amounts)	2019		2018		2019		2018

		(unaudited)				(unaudited)

		Per		Per Diluted		Per Diluted		Per Diluted
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)	$217,644	$5.32	$(385,313)	$(9.58)	$1,009,461	$24.70	$89,041	$2.17
After-tax net realized capital gains (losses)	61,052	1.49	(143,870)	(3.58)	150,808	3.69	(109,149)	(2.66)
After-tax net foreign exchange income (expense)	25,763	0.63	(5,274)	(0.13)	(13,767)	(0.34)	6,779	0.17
Impact of TCJA enactment	-	-	703	0.02	-	-	703	0.02

After-tax operating income (loss)	$130,828	$3.20	$(236,872)	$(5.89)	$872,420	$21.34	$190,709	$4.65

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) and net foreign exchange income (expense) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) and foreign exchange income (expense) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) and net foreign exchange income (expense) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

Return on equity calculations use adjusted shareholders’ equity excluding net after-tax unrealized (appreciation) depreciation of investments.

Contact:

Everest Re Group, Ltd.

Jon Levenson, Head of Investor Relations

Investor.relations@everestre.com

Phone (908) 604-3169

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except per share amounts)	2019	2018	2019	2018
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$1,948,071	$1,850,975	$7,403,686	$6,931,699
Net investment income	146,077	140,204	647,139	581,183
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	(5,495)	(3,327)	(20,899)	(8,110)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-	-	-
Other net realized capital gains (losses)	80,938	(169,488)	205,903	(119,026)
Total net realized capital gains (losses)	75,443	(172,815)	185,004	(127,136)
Net derivative gain (loss)	2,979	(4,965)	6,374	520
Other income (expense)	41,516	(21,823)	(11,034)	(24,771)
Total revenues	2,214,086	1,791,576	8,231,169	7,361,495

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	1,407,794	2,001,054	4,922,898	5,651,403
Commission, brokerage, taxes and fees	450,226	396,588	1,703,726	1,519,030
Other underwriting expenses	118,923	84,216	440,899	371,541
Corporate expenses	10,344	7,153	32,966	30,672
Interest, fees and bond issue cost amortization expense	7,721	7,984	31,693	31,031
Total claims and expenses	1,995,008	2,496,995	7,132,182	7,603,677

INCOME (LOSS) BEFORE TAXES	219,078	(705,419)	1,098,987	(242,182)
Income tax expense (benefit)	1,434	(320,106)	89,526	(331,223)

NET INCOME (LOSS)	$217,644	$(385,313)	$1,009,461	$89,041

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	(28,159)	(974)	496,430	(255,656)
Reclassification adjustment for realized losses (gains) included in net income (loss)	(8,393)	34,602	(12,613)	27,496
Total URA(D) on securities arising during the period	(36,552)	33,628	483,817	(228,160)

Foreign currency translation adjustments	29,235	(24,933)	14,030	(76,816)

Benefit plan actuarial net gain (loss) for the period	(12,591)	(510)	(12,591)	(510)
Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	1,788	(425)	5,453	5,021
Total benefit plan net gain (loss) for the period	(10,803)	(935)	(7,138)	4,511
Total other comprehensive income (loss), net of tax	(18,120)	7,760	490,709	(300,465)

COMPREHENSIVE INCOME (LOSS)	$199,524	$(377,553)	$1,500,170	$(211,424)

EARNINGS PER COMMON SHARE:
Basic	$5.34	$(9.58)	$24.77	$2.18
Diluted	5.32	(9.58)	24.70	2.17

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(Dollars and share amounts in thousands, except par value per share)	2019	2018
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$16,824,944	$15,225,263
(amortized cost: 2019, $16,473,491; 2018, $15,406,572)
Fixed maturities - available for sale, at fair value	5,826	2,337
Equity securities, at fair value	931,457	716,639
Short-term investments (cost: 2019, $414,639; 2018, $241,010)	414,706	240,987
Other invested assets (cost: 2019, $1,763,531; 2018, $1,591,745)	1,763,531	1,591,745
Cash	808,036	656,095
Total investments and cash	20,748,500	18,433,066
Accrued investment income	116,804	104,619
Premiums receivable	2,259,088	2,183,183
Reinsurance receivables	1,763,471	1,787,648
Funds held by reinsureds	489,901	435,031
Deferred acquisition costs	581,863	511,573
Prepaid reinsurance premiums	445,716	343,343
Income taxes	305,711	594,487
Other assets	612,997	358,042
TOTAL ASSETS	$27,324,051	$24,750,992

LIABILITIES:
Reserve for losses and loss adjustment expenses	13,611,313	13,119,090
Future policy benefit reserve	42,592	46,778
Unearned premium reserve	3,056,735	2,517,612
Funds held under reinsurance treaties	10,668	13,099
Other net payable to reinsurers	291,660	218,439
Losses in course of payment	51,950	85,519
Senior notes due 6/1/2044	397,074	396,954
Long term notes due 5/1/2067	236,758	236,659
Accrued interest on debt and borrowings	2,878	3,093
Equity index put option liability	5,584	11,958
Unsettled securities payable	30,650	51,112
Other liabilities	453,264	189,882
Total liabilities	18,191,126	16,890,195

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2019) 69,464
and (2018) 69,202 outstanding before treasury shares	694	692
Additional paid-in capital	2,219,660	2,188,777
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $30,996 at 2019 and ($20,697) at 2018	28,152	(462,557)
Treasury shares, at cost; 28,665 shares (2019) and 28,551 shares (2018)	(3,422,152)	(3,397,548)
Retained earnings	10,306,571	9,531,433
Total shareholders' equity	9,132,925	7,860,797
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$27,324,051	$24,750,992

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31,
(Dollars in thousands)	2019	2018
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,009,461	$89,041
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(62,018)	(382,987)
Decrease (increase) in funds held by reinsureds, net	(56,722)	(153,627)
Decrease (increase) in reinsurance receivables	67,444	(511,592)
Decrease (increase) in income taxes	237,479	(265,065)
Decrease (increase) in prepaid reinsurance premiums	(95,207)	(65,925)
Increase (decrease) in reserve for losses and loss adjustment expenses	402,380	1,377,711
Increase (decrease) in future policy benefit reserve	(4,186)	(4,236)
Increase (decrease) in unearned premiums	521,709	542,023
Increase (decrease) in other net payable to reinsurers	66,477	12,276
Increase (decrease) in losses in course of payment	(33,557)	123,209
Change in equity adjustments in limited partnerships	(108,332)	(102,052)
Distribution of limited partnership income	81,300	84,623
Change in other assets and liabilities, net	(54,176)	(322,107)
Non-cash compensation expense	34,018	32,369
Amortization of bond premium (accrual of bond discount)	30,936	29,272
Net realized capital (gains) losses	(185,004)	127,136
Net cash provided by (used in) operating activities	1,852,002	610,069

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	2,302,299	1,973,652
Proceeds from fixed maturities sold - available for sale, at market value	3,280,237	3,148,428
Proceeds from fixed maturities sold - available for sale, at fair value	2,917	1,751
Proceeds from equity securities sold, at fair value	283,965	1,199,409
Distributions from other invested assets	284,558	3,102,018
Cost of fixed maturities acquired - available for sale, at market value	(6,613,917)	(5,909,504)
Cost of fixed maturities acquired - available for sale, at fair value	(4,243)	(4,381)
Cost of equity securities acquired, at fair value	(329,417)	(921,937)
Cost of other invested assets acquired	(425,438)	(3,370,455)
Net change in short-term investments	(167,290)	455,350
Net change in unsettled securities transactions	(26,163)	46,048
Net cash provided by (used in) investing activities	(1,412,492)	(279,621)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period for share-based compensation, net of expense	(3,134)	(8,157)
Purchase of treasury shares	(24,604)	(75,304)
Dividends paid to shareholders	(234,322)	(216,221)
Cost of shares withheld on settlements of share-based compensation awards	(13,627)	(16,912)
Net cash provided by (used in) financing activities	(275,687)	(316,594)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(11,882)	7,174

Net increase (decrease) in cash	151,941	21,028
Cash, beginning of period	656,095	635,067
Cash, end of period	$808,036	$656,095

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$(148,585)	$(65,064)
Interest paid	31,689	30,447

NON-CASH TRANSACTIONS:
Reclassification of investment balances due to prospective consolidation of private placement liquidity sweep facility effective July 1, 2018

Fixed maturities - available for sale, at market value	$-	$143,656
Short-term investments	-	243,864
Other invested assets	-	(387,520)